SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 5, 2023
SALARIUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36812	46-5087339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2450 Holcombe Blvd. Suite X Houston, TX		77021
(Address of principal executive offices)		(Zip Code)
(832) 834-9144
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	SLRX	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On September 5, 2023, Salarius Pharmaceuticals, Inc. (the “Company”) was notified (the “Notice”) by Nasdaq Stock Market, LLC (“Nasdaq”) that on September 1, 2023, the average closing price of the Company’s common stock (the “Common Stock”) over the prior 30 consecutive trading days had fallen below $1.00 per share, which is the minimum average closing price required to maintain listing on Nasdaq under Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Requirement”).
The Notice has no immediate effect on the listing or trading of the Company’s common stock. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has 180 calendar days to regain compliance with the Minimum Bid Requirement. To regain compliance, the closing bid price of the Company’s common stock must be at least $1.00 per share for a minimum of ten consecutive business days before March 4, 2024.
If the Company does not achieve compliance with the Minimum Bid Requirement during the initial 180 calendar day period, the Company may be eligible for an additional 180 calendar day compliance period. To qualify, the Company would be required to meet the continued listing requirement for market value of publicly held shares and all other Nasdaq initial listing standards, with the exception of the bid price requirement, and would need to provide written notice of its intention to cure the deficiency during the second compliance period. However, if it appears to Nasdaq staff that the Company will not be able to cure the deficiency, or if the Company does not meet the other listing standards, Nasdaq could provide notice that the Company’s common stock will become subject to delisting. In the event the Company receives notice that its common stock is being delisted, Nasdaq rules permit the Company to appeal any delisting determination by the Nasdaq staff to a Hearings Panel.
There can be no assurance that the Company will be able to regain compliance with the Minimum Bid Requirement or maintain compliance with the other listing requirements.
The Company intends to actively monitor the closing bid price of its common stock and will evaluate available options to regain compliance with the Minimum Bid Requirement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 6, 2023

SALARIUS PHARMACEUTICALS, INC.
By:	/s/ Mark J. Rosenblum
Mark J. Rosenblum Executive Vice President of Finance and Chief Financial Officer